AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

LOAN SERVICING
AGREEMENT

Agreement for:

San Carlos Resort, LLC

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

THIS LOAN SERVICING AND EQUITY INTEREST AGREEMENT (“Agreement”) is made as of APRIL 4th, 2016 by and among ALTAVISTA CAPITAL MARKETS, LLC, a California Limited Liability Company (“Servicer”), SAN CARLOS RESORT, LLC (“Issuer”), and ALL INVESTORS OF THE SAN CARLOS RESORT, LLC SECURED DEBT NOTES (each a “Lender” and collectively, the “Lenders”).

RECITALS:

A.

Issuer has made or arranged a loan (the “Loan”) in the principal minimum amount of $3,000,000 USD, and a principal maximum amount of $9,500,000 USD (the “Principal”) with interest payable thereon at the initial rate of:

Notes Number	Sales Price / Face Value	Note Class	Priority in Liquidation	Loan to “As-Developed” Value	Annual Rate of Interest	Note Term	Interest Payments to Investors
1 to 950	$1,000	A Class	First	50%	Prime + 4% (3.50% + 4% = 7.50%) (2.5% Risk Discount) Realized Rate: 5.00%	5 years	Annually (after 24th month) or at Maturity
951 to 1,900	$1,000	A Class	Second	52.5%	Prime + 4% (3.50% + 4% = 7.50%) (2.0% Risk Discount) Realized Rate: 5.50%	5 years	Annually (after 24th month) or at Maturity
1,901 to 2,850	$1,000	A Class	Third	55%	Prime + 4% (3.50% + 4% = 7.50%) (1.5% Risk Discount) Realized Rate: 6.00%	5 years	Annually (after 24th month) or at Maturity
2,851 to 3,800	$1,000	A Class	Fourth	57.5%	Prime + 4% (3.50% + 4% = 7.50%) (1.0% Risk Discount) Realized Rate: 6.50%	5 years	Annually (after 24th month) or at Maturity
3,801 to 4,750	$1,000	A Class	Fifth	60%	Prime + 4% (3.50% + 4% = 7.50%) (0.5% Risk Discount) Realized Rate: 7.00%	5 years	Annually (after 24th month) or at Maturity
4,751 to 5,700	$1,000	A Class	Sixth	62.5%	Prime + 4% (3.50% + 4% = 7.50%) - PAR - Realized Rate: 7.50%	5 years	Annually (after 24th month) or at Maturity
5,701 to 6,650	$1,000	A Glass	Seventh	65%	Prime + 4% (3.50% + 4% = 7.50%) (0.5% Risk Premium) Realized Rate: 8.00%	5 years	Annually (after 24th month) or at Maturity
6,651 to 7,600	$1,000	A Class	Eighth	67.5%	Prime + 4% (3.50% + 4% = 7.50%) (1.0% Risk Premium) Realized Rate: 8.50%	5 years	Annually (after 24th month) or at Maturity
7,601 to 8,550	$1,000	A Class	Ninth	70%	Prime + 4% (3.50% + 4% = 7.50%) (1.5% Risk Premium) Realized Rate: 9.00%	5 years	Annually (after 24th month) or at Maturity
8,551 to 9,500	$1,000	A Class	Tenth	72.5%	Prime + 4% (3.50% + 4% = 7.50%) (2.0% Risk Premium) Realized Rate: 9.50%	5 years	Annually (after 24th month) or at Maturity

The Debt Loan will be evidenced by a secured promissory note executed by the Issuer in favor of the Lenders and dated of the date that the Loan is closed (the “Secured Debt Notes”). The Secured Debt Notes will be secured by a Mortgage (the “Mortgage”) that will be recorded in the Official Records Office of LEE COUNTY, FLORIDA (the “Official Records”) and will encumber certain real property more particularly described therein (the “Security Property”).

B.

Issuer has offered to sell and assign the Secured Debt Notes and Mortgage to each of the Lenders and, in connection with such Offering, each Lender has received and reviewed the Offering Circular dated April 4th, 2016 delivered herewith (the “Offering Circular”), together with the Investment Summary and all materials and documents relating to the Loan (the “Investment Summary”). To the extent that Servicer or its affiliate(s) purchases or retains an interest in the Secured Debt Notes, Servicer or such affiliate(s) shall also be a Lender(s) subject to the terms and conditions set forth in this Agreement.

C.

The purpose of the Loan is to construct or renovate certain improvements on the Security Property (a “Construction Loan”), the Loan will be disbursed to the Issuer, or on the Issuer’s behalf directly to a service or product provider, pursuant to the terms of the Offering and other related agreements between the Servicer, the Product or Service Provider, and the Issuer. The Loan may also be subject to a Fund Control Agreement with a Third Party Fund Control Agent (“Fund Control Agent”) and construction may be monitored by a qualified third party inspector (“Inspector”). The purpose of the Loan and the name of any Fund Control Agent and Inspector utilized in connection therewith (if any) are set forth in the Offering and the Investment Summary.

D.

Contemporaneously herewith, the Issuer will and/or has executed and delivered to the Servicer a copy of all Subscription Agreements (the “Subscription Agreements”) setting forth the Lender(s) subscription for the purchase of Secured Debt Notes in the Offering on the terms and conditions set forth in the Offering Circular.

E.

Lender now desires to: (i) appoint Servicer as his, her or its agent to service the Secured Debt Notes, Mortgage, and any other agreements, security instruments and other documents executed in connection therewith (collectively, the “Loan Documents”); (ii) appoint the Servicer as his, her, or its agent to protect his, her or its interest in and enforce his, her or its rights under the Offering Documents; and (iii) to set forth Lender’s rights and obligations to the Servicer and the other

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

Lenders with respect to the Loan and the actions to be taken by the Servicer on behalf of all the Lenders in connection therewith, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.

Certain Definitions:

a.

“Business Day” means any day other than Saturday or Sunday, or any California State of Federal Holiday upon which Federal or State Banking Institutions are closed for business.

b.

“Additional Interest” shall mean any additional interest payable under the Offering to the extent it exceeds the Secured Debt Note Rates of Interest set forth in Recital A, hereto, including: (i) all additional interest payable by the Issuer following an occurrence of an event of default under the Offering (i.e., default interest); or (ii) any additional interest payable by the Issuer following the occurrence of any other condition set forth in the Offering which triggers an increase in the Secured Debt Note Rate of Interest payable thereunder.

c.

“Deed of Trust” shall have the meaning given in Recital A, hereto, and, as the context may reasonably permit, any associated assignment of rights under the Deed of Trust to Lender. Under a Deed of Trust, a Third Party, known as a trustee, holds title to the property until the borrowing entity has paid back the loan. (Deed of Trust States are: Alaska, California, D.C., Georgia, Hawaii, Idaho, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Hampshire, New Mexico, North Carolina, Oregon, Rhode Island, Tennessee, Texas, Utah, Virginia, Washington, Wes Virginia, and Wyoming. All other States see the term “Mortgage”).

d.

“Event of Default” shall mean: (i) Issuer’s failure to make any payment of any principal or interest when due and the expiration of any applicable cure periods for the delivery of such payment provided for in the Offering Documents; or (ii) the failure of the Issuer to observe or perform any other obligation under the Offering which, in the Servicer’s reasonable discretion, materially impairs or threatens the value of the Lenders’ security or the ability of the Issuer or any other party to perform its obligations under the Offering.

e.

“Lenders” shall mean the person or entities that execute this Agreement and executed a subscription agreement purchase any of the Issuer’s Secured Debt Notes detailed in the Offering, or otherwise purchase, acquire and own any of the Secured Debt Notes detailed in the Offering (ie, secondary market or resale market purchase).

f.

“Lender Majority” shall mean one or more Lenders that, in the aggregate, hold more than 50% of the total outstanding Secured Debt Notes.

g.

“Loan Expenses” shall mean any unpaid costs or expenses payable in connection with the Loan that the Servicer deems necessary, in the Servicer’s reasonable judgment, to service the Loan on the Issuer’s behalf, including any costs or expenses required to collect all amounts due under the Offering, protect the Lenders’ interest in the Loan, enforce the Lenders’ rights under the Offering and Subscription Agreement, and/or, following a Transfer, any fees and costs incurred to manage, refinance or sell the

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

Security Property or complete any stage of the construction or rehabilitation of the Security Property (if applicable). Loan Expenses are defined herein, many include, by way of example and without limitation, any of the following (as applicable): (i) all fees and costs incurred to foreclose on the Security Property including filing notices of default and any notices of sale; (ii) all fees and costs incurred negotiating and documenting any forbearance agreement between the Lenders and the Issuer or any guarantors; (iii) all fees and costs incurred transferring title of the Security Property to the Lenders or a Transfer Entity (including all fees and costs incurred forming the Transfer Entity); (iv) any fees or costs incurred to pay for property taxes or insurance on the Security Property (including forced order fire insurance); (v) any fees or costs or expenses incurred to keep any senior liens current (if any); (vi) any costs incurred renovating or otherwise improving the Security Property for rent or sale on behalf of the Lenders; (vii) any fees or costs incurred marketing the Security Property for sale; (viii) any fees or costs incurred for market studies and other reports as Servicer deems advisable; (ix) any fees or costs incurred to pay any leasing commissions and/or tenant improvement costs; and (x) any fees or costs payable to attorneys, accountants, appraisers, contractors and other third parties in connection with any Loan Expenses.

h.

“Loan Proceeds” shall mean any and all proceeds received by the Servicer from the Issuer, or any other third party, at any time, for application against the obligations of the Issuer to the Lenders under the Offering. Loan Proceeds shall include, without limitations, all payments of principal and/or interest (including any Additional Interest and any payments from any interest reserves established under the Offering), late fees, and any proceeds obtained through post-default judgments or court orders from the Issuer which are payable to the Lenders pursuant to the terms of the Offering and this Agreement.

i.

“Mortgage” shall mean a document that a party gives to a lender that creates a lien on a subject property. States utilizing Mortgages are: Alabama, Arizona, Arkansas, Connecticut, Delaware, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Montana, New Jersey, New York, North Dakota, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Vermont, and Wisconsin. All other States see the term “Deed of Trust”.

j.

“Property Proceeds” shall mean any and all proceeds received from the Security Property following a Transfer of title to the Lenders or a Transfer Entity, including without limitations, all rental income or other proceeds derived from the operations of the Security Property, any insurance proceeds from damage or destruction of the Security Property not applied to repair or reconstruct same, any condemnation proceeds and any proceeds resulting from the sale or refinancing of the Security Property.

k.

“Transfer” shall have the meaning in Section 14.

2.

Appointment of Servicer: Lender hereby appoints Servicer as Lender’s agent to collect payments under the Secured Note and act for Lender under the terms and conditions of the Offering and the Subscription Agreement, to protect Lender’s interest and enforce Lender’s rights under the Secured Debt Note(s), the Mortgage, and any other Loan Documents, and, if necessary, to foreclose on the Security Property and to manage, refinance or sell the Security Property, all in accordance with the terms of this Agreement. In connection with such appointment, Servicer is

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

hereby authorized to take any action on behalf of Lender, as Lender’s Agent, duly adopted by the Lenders in accordance with the terms of this Agreement, including, but not limited to, the right to take any action granted to Servicer pursuant to the power of attorney granted by Lender under Section 22, hereof. Servicer hereby accepts this appointment and agrees to exercise diligent and good faith efforts in the execution of its duties as Loan Servicing Agent under this Agreement in accordance with reasonable and customary commercial practice.

3.

Relationship of Parties, Lender Representations and Warranties: By executing this Agreement Lender is agreeing to the terms and conditions that will govern the Lender’s relationship with the Servicer and the other Lenders who are the intended third party beneficiaries of this Agreement. In connection therewith, Lender hereby makes the following representations and warranties in favor of Servicer and the other Lenders which may have been relied upon by the Issuer in accepting Lender’s subscription for Secured Debt Notes and by other Lenders in connection with their decision to purchase Secured Debt Notes as offered by the Issuer, and enter into this Agreement.

a.

Lender hereby acknowledges that Servicer is serving as Lender’s Agent with respect to the Loan and that no other relationship between the Lender and Servicer, including that of an investment advisor or investment broker, a partnership, a joint venture, a tenancy-in-common, or a trustee relationship is created by this Agreement. The Services provided by the Servicer hereunder will be discharged in strict accordance with the terms of this Agreement and, when applicable, with the exercise of Servicer’s reasonable and prudent business judgment and that such services are administerial and not discretionary in nature and that no fiduciary relationship is created between the Servicer and any Lender by reason of the Services being provided for in this Agreement. Notwithstanding the foregoing, Lender acknowledges that Servicer or its affiliates may also own Secured Debt Notes of the Offering, in which case Servicer or such affiliate shall, to the extent of its Secured Debt Note(s) Interest, be a Lender and be entitled and subject to all the rights and obligations of a Lender under this Agreement.

b.

Lender acknowledges that Lender’s right to direct the actions to be taken in connection with the servicing and enforcement of the Loan are restricted by the terms of this Agreement and the Offering, and Servicer will take those actions approved by a vote of the Lender Majority as provide in Section 13 hereof, and elsewhere in this Agreement. In the event that Lender objects to, or fails to affirmatively approve, any action approved by a Lender Majority, Lender hereby authorizes Servicer to take any and all actions required to implement the action and hereby agrees to execute all documents and take all actions reasonably requested by the Servicer in furtherance of such action notwithstanding Lender’s objection to the same. Lender acknowledges that the failure of Lender to take any action or to impede any action required to implement any actions or directive approved by a Lender Majority pursuant to the terms of this Agreement is a breach of the terms of this Agreement and may result in legal action against Lender by Servicer and/or one or more Lenders to compel or enjoin such action and/or for any damages to the Servicer of the Lenders caused by Lender’s breach hereof.

4.

Secured Debt Note Servicing: Prior to an Event of Default, Servicer shall service the Secured Debt Note(s) on behalf of the Lenders in accordance with the following:

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

a.

Servicer shall provide written notification to the Issuer of the Servicer’s appointment as agent for the Lenders to service the Secured Debt Note(s), and shall instruct Issuer to make all payment (“Payments”) due under the Secured Debt Note Offering, Secured Debt Note Subscription Agreement, and Mortgage payable to Servicer who will collect such payments as the Lender’s Agent.

b.

Upon Servicer’s receipt of any payments, such payments shall be immediately deposited into a non-interest bearing trust account (the “Trust Account”) established with a Federally Insured Bank in the name of CHASE BANK, as agent for the Lenders, and maintained in accordance with the provisions of subsection 10238(k) of the California Real Estate Law (if applicable), Section 10145 and other applicable provisions of the California Business and Professions Code, Article 15 (commencing with Section 2830.1) of Chapter 6 of Title 10 of the California Code of Regulations, any applicable rules or regulations promulgated by the California Bureau of Real Estate and any other applicable laws, rules and regulations. The Lenders acknowledge that they shall not receive any interest on funds held in the Trust Account.

c.

Payments shall not be comingled with any other assets of Servicer or used for any other transactions or purposes whatsoever other than the transactions for which such payments are received by Servicer.

d.

Prior to the occurrence of an Event of Default under the Offering, that portion of any payment received by the Servicer that constitutes Principal, accrued interest and any other sums payable to the Lenders for any month or year under the Secured Debt Notes, the Subscription Agreement and this Agreement shall be delivered to each of the Lenders as provided in Section 21(a), below. Following the occurrence of an Event of Default, all Payments received by Servicer shall be distributed as provided in Section 21(b), below.

e.

Servicer shall maintain records of its receipt, maintenance and disbursement of all Payments, and shall cause the Trust Account to be instead as required by such laws, rules and regulations as are applicable thereto and as may reasonably be requested by Lenders in accordance with this Agreement.

f.

To the extent required by Subsection 10238(k)(3) of the California Real Estate Law, Servicer shall arrange for the inspection of Servicer’s Trust Account by an independent certified public accountant and forward the report of such accountant to the California Commissioner of Real Estate if and to the extent, and in the manner, required by law.

g.

In addition to monthly statements accompanying payments under Section 21(a), Servicer shall provide or cause Issuer to provide to each Lender an annual statement that indicates all Payments disbursed to such Lender during the calendar year and additionally, Servicer shall provide or cause Issuer to provide to each Lender an IRS Form 1099-INT for each calendar year.

h.

As the Loan is a Construction Loan, Servicer shall disburse and administer the Loan pursuant to the Offering, subject to the following:

i.

If the Loan is a Construction Loan based upon the “as completed” value of the Security Property with a construction holdback of less than $100,000 USD; (i)

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

Loan Proceeds will be transferred from Escrow to a Construction Disbursement Account controlled by Servicer; and (ii) Servicer will be directly responsible for monitoring construction and authorizing and making disbursements from the disbursement account to the Issuer, or on the Issuer’s behalf, in accordance with the Offering.

ii.

If the Loan is a Construction Loan with a construction holdback of more than $100,000 USD: (i) Loan Proceeds will be transferred from the Escrow Account to fund a Control Account (“Control Account”) controlled by a third party Control Agent selected by Servicer; (ii) construction will be monitored by a third party Control Agent selected by the Servicer; and (iii) Servicer will authorize disbursements from the Control Account by the Control Agent, which will be responsible for making such disbursement to the Issuer, or on the Issuer’s behalf, for the purposes and on the terms described in the Offering.

iii.

Servicer may agree to a modification in the plans and specifications, or in the construction timetable, budget or draw schedule provided in the Offering, or otherwise modify the manner in which the Loan is disbursed or administered if in its business judgment it is advisable to do so, or if the change will not in its business judgment materially impair the value of the Security Property or impair the Issuer’s ability to perform under the terms of the Offering.

i.

Issuer shall maintain possession of all Original Executed Subscription Agreements for such period as is required by law, and shall provide Servicer a copy of all Original Executed Subscription Agreement. Servicer shall maintain possession of all Original Executed Copies of this Agreement, and shall provide the Issuer with a copy of all Original Executed Copies of this Agreement.

j.

Servicer shall provide the Lenders with written notification within FIFTEEN (15) DAYS of the occurrence of any of the following events: (i) the recording of a notice of default by the Servicer: (ii) the recording of a notice of Trustee’s Sale; (iii) the receipt of any payment constituting an amount greater than or equal to five monthly payments from the Issuer, together with a request for reconveyance of the Security Property (including a description of any instructions for transfer or delivery); or (iv) a payment delinquency under the Secured Debt Note(s) of over THIRTY (30) DAYS.

5.

Loan Servicing Fee: In consideration for the services being provided by Servicer with servicing the Loan and, if applicable, enforcing the terms of the Offering on behalf of the Lenders, Servicer will be entitled to receive a monthly servicing fee equal to 1/20th of 1% of the unpaid Principal Amount of Secured Debt Notes outstanding at the end of each month; plus 40% of all Additional Interest payable by the Issuer under the Offering for such month (if any), prorated for partial months (the “Servicing Fee”). So long as no payment defaults exist under the Loan, the Servicing Fees shall be payable each month from the Issuer to the servicer directly, not to be deducted by the Servicer from the interest due to be received by each Lender. To the extent no payments are received from the Issuer that are sufficient to pay the full amount of any Servicing Fees payable to the Servicer pursuant to this Section 5, the Servicing Fee shall continue to accrue in favor of the Servicer unless and until the occurrence of a Transfer and any accrued but unpaid Servicing Fees shall be paid from the future Loan Proceeds or Property Proceeds in accordance with Section 22.

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

6.

Management Fee: In the event of a Transfer of the Security Property, the Servicer will provide the Lenders with all of the property management and other post-Transfer services outlined in this Agreement. In consideration of such services, Servicer shall, as of the date of the Transfer, be entitled a monthly management fee (the “Management Fee”) equal to a monthly fee equal to 1/20th of 1% of the unpaid principal balance of the Loan as of the date of the Transfer of the Security Property, prorated for partial months. To the extent payments received from the Security Property are insufficient to pay Servicer the full amount of the Management Fee payable hereunder on a current basis, the Management fee shall accrue in favor of the Servicer and shall be paid from any future property proceeds in accordance with Section 21(b), hereof.

7.

Early Redemption of Secured Debt Notes: Any Early Redemption of Secured Debt Notes by the Company that involves any Early Redemption Penalties, the Early Redemption Penalty Interest shall be collected from the Issuer by the Servicer under the Terms of the Offering, and all Early Redemption Penalty Interest due shall be payable to the Lender(s) pursuant to the Terms and Conditions of the Offering.

8.

Forbearance and Extension Fees: Servicer will be entitled to receive, and Lender hereby assigns to the Servicer, all forbearance fees payable by the Issuer under any agreement to forbear from enforcing the Terms of the Offering entered into with the Issuer in accordance with this Agreement. Servicer will also be entitled to receive and Lenders hereby assign to Servicer all extension fees or other similar fees payable by the Issuer as a condition of any extension or other modification to the Terms of the Offering made by the Servicer in accordance with this Agreement.

9.

Property Management Fees: In the event of a Transfer of the Security Property to the Lenders or a Transfer Entity, the Servicer may act as the sole property manager for the Security Property or may engage a third party property manager to provide all or a portion of such management services at the direction of the Servicer. If the Servicer acts as the property manager for the Security Property, it shall, in addition to the Management Fee payable pursuant to Section 6, be entitled to receive a property management fee in an amount equal to the fees that are usual and customary for such services for similar properties in the area where the Security Property is located. Such fees shall be reduced on a dollar for dollar basis by any property management fees payable to third parties providing such services at the Servicer’s direction.

10.

Servicer Advances: Servicer shall not advance or be obligated to advance its own funds to the Lenders for the repurchase of any Secured Debt Notes or for the payment of any interest owed under the Terms of the Offering.

11.

Loan Servicing Following Default: Any event of Default by the Issuer under the Terms of the Offering shall constitute an Event of Default under all Secured Debt Notes held by all Lenders. Upon the discovery by Servicer of the occurrence of an Event of Default, Servicer shall promptly notify the Lenders of such Event of Default and, except as provided in Section 13 below, Servicer shall be authorized to take one of the following courses of action:

a.

Promptly perform all acts and execute all documents or prudent to protect the interests of the Lenders, which may include (but are not limited to) acts and documents necessary to: (i) exercise the power of sale contained in the Mortgage and/or the Offering, including, without limitation, selecting a foreclosure agent, making demands, accepting

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

reinstatements, seeking relief from any stay of foreclosure proceedings, and defending any litigation which seeks to restrain such foreclosure proceedings, and bidding at any non-judicial foreclosure sale in accordance with Section 3; (ii) take any actions required to organize a Judicial Foreclosure Meeting in accordance with Section 13; (iii) arrange for the Transfer of the Security Property to the Lenders or a Transfer Entity as outlined in Section 14, below, (iv) defend any litigation which seeks to restrain any non-judicial foreclosure proceedings, and (v) enforce all rights and remedies available to the Lenders with respect to any other collateral for the Loan;

b.

Negotiate potential forbearance agreement on behalf of the Lenders utilizing reasonable and customary commercial practices if (i) The Lender Majority determines that such action is necessary or appropriate to protect the interests of the Lenders, (ii) the term of such Secured Debt Notes Term Modification does not extend more than six months from the maturity date of the original Secured Debt Notes, and (iii) the purpose of such modification is to allow the Issuer additional time to refinance or sell the Security Property, or otherwise arrange to pay all amounts owing under the Terms of the Offering. If Lenders should agree to a six-month Secured Debt Note extension as provided herein, and Issuer has not paid all amounts owing under the Terms of the Offering on or before the end of such six-month period, then Servicer shall promptly proceed to exercise the power of sale contained in the Mortgage unless otherwise directed by the Lender Majority;

c.

Amend and modify, at the express direction of the Lender Majority, the terms of the Secured Debt Notes in accordance with reasonable and customary commercial practices if (i) the Lender Majority determines that such action is necessary or appropriate to protect the interests of the Lenders, (ii) the term of such modification does not extend more than six months from the maturity date of the Secured Debt Notes, and (iii) the purpose of such loan modification is to allow Issuer additional time to refinance or sell the Security Property or otherwise arrange to pay all amounts owing under the Terms of the Offering. If Lenders should agree to a six-month Secured Debt Note extension as provided herein and Issuer has not paid all amounts owing under the Offering on or before the end of such six-month period, then Servicer shall promptly proceed to exercise the power of sale contained in the Mortgage unless otherwise directed by the Lender Majority;

d.

Accept a deed in lieu of foreclosure from Issuer if doing so would cause the Lenders to incur no greater expense or liability that if Servicer completed a non-judicial foreclosure sale; or

e.

If the Security Property is under construction, Servicer shall, in addition to the rights set forth above, have the right, without first obtaining the written consent of any of the Lenders, to terminate any further disbursement from the Servicer’s Construction Disbursement Account, declaring the Loan immediately due and payable, ordering the work stopped if it appears to be proceeding in substantial deviation from the plans and specifications, ordering defaults to be corrected and additional funds added to the construction disbursement account to the Lenders to be credited against the Secured Debt Notes Issued as determined by the Terms of the Offering. Servicer may also continue to disburse or otherwise apply any construction funds held in any Construction Disbursement Account in furtherance of the improvements without the written consent of

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

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the Lender Majority. The Servicer will not, however, have the authority, without the written consent of the Lender Majority, to enforce any supplemental remedy which would require that, in order to complete or further construction, Lenders expend funds in addition to those held in any Construction Disbursement Account or to become liable for funds advanced or which would require that the Secured Note be subordinated to repayment of funds advanced by others.

12.

Non-Judicial Foreclosure Sale: If, following an Event of Default, the Lender Majority determines that it is in the best interest of the Lenders to enforce the power of sale contained in the Offering and/or the Mortgage, and the Lender Majority directs the Servicer to proceed to sell the Security Property pursuant to a non-judicial foreclosure sale (a “Foreclosure Sale”), Lender and Servicer agree that Servicer or its affiliate(s) will act on behalf of the Lenders in connection with such Foreclosure Sale. In connection therewith, Lender and Servicer hereby agree as follows:

a.

In the event a Foreclosure Sale is required, Servicer shall, prior to the date of the Foreclosure Sale, retain a qualified foreclosure company or other foreclosure agent (a “Foreclosure Agent”) to administer the Foreclosure Sale on the Lenders’ behalf. If the Foreclosure Agent is not the named Trustee under the Mortgage, Servicer shall provide for the named trustee to execute an assignment of the trustee’s obligations and duties as trustee to the Foreclosure Agent for the purpose of administering the Foreclosure Sale on the Lender’s behalf. Any Foreclosure Agent retained by Servicer, on behalf of the Lenders, shall be entitled to fees for the foreclosure services provided, which fees shall be reasonable in light of fees and other compensation payable in connection with the Foreclosure Sale including any fees or other compensation payable to the Foreclosure Agent shall be Loan Expenses incurred by the Lender(s).

b.

At least 15 Business Days prior to the date of the Foreclosure Sale, Servicer shall give the Lenders written notice of the date and time the Foreclosure Sale shall be held (“Foreclosure Sale Notice”), which Foreclosure Sale Notice shall include a copy of the statutorily required Notice of Trustee’s Sale Recorded in the Official Records and a statement of the total accrued and all unpaid amounts due from the Issuer which may be credited towards the Lenders’ purchase of the Security Property at the Foreclosure Sale (the “Full Credit Bid”). The Foreclosure Sale Notice shall also include either a notice to the Lenders of Servicers intention to conduct the Foreclosure Sale in accordance with the Default Bid Instructions outlined in subsection (d) below or a written proposal from the Servicer outlining alternative bidding instructions for approval by the Lender Majority. Servicer shall be authorized to instruct the Foreclosure Agent to act in accordance with the Default Bid Instructions at the Foreclosure Sale without further Lender approval so long as (i) the Foreclosure Sale Notice includes a statement of Servicer’s intention to do so; and (ii) Servicer has not received a Lender Bid Proposal from one or more Lenders as of the Lender Bid Deadline in accordance with subsection (c), below. Any bid instructions proposed by the Servicer or any Lender that materially deviate from the Default Bid Instructions shall be approved by the Lender Majority prior to the date of the Foreclosure Sale.

c.

Each Lender shall have FIVE BUSINESS DAYS from the date of the Foreclosure Sale Notice (the “Lender Bid Deadline”) to deliver to the Servicer such Lender’s written proposal for bidding instructions that materially differ from those described in the Foreclosure Sale Notice (a “Lender Bid Proposal”). Such Lender Bid Proposal shall set

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forth a clear written description of the proposed bidding instructions to be used by the Servicer at the Foreclosure Sale and a request by the submitting Lender for the Servicers to circulate the Lender’s Lender Bid Proposal to the other Lenders for consideration and approval. Within two Business Days following the Lender Bid Deadline, Servicer shall deliver to each Lender a written statement outlining the material terms of each properly submitted Lender Bid Proposal together with a request that each Lender affirmatively approve either the original bid instructions set forth in the Foreclosure Sale Notice or one of the alternative Lender Bid Proposals forwarded by Servicer to the Lenders pursuant to the terms hereof (collectively, the “Bid Proposals”). Upon the approval of one of the Bid Proposals by Lenders representing a Lender Majority (the “Majority Instructions”), Servicer shall be authorized to instruct the Foreclosure Agent to accept bids for the Security Property at the Foreclosure Sale in accordance therewith. Servicer shall notify the Lenders of the adoption of the Majority Instructions promptly following Servicer’s receipt of the requisite approvals from the Lender Majority; however, the failure of Servicer to notify any Lender of the adoption of a Bid Proposals or the terms of the approved Majority Instructions prior to the Foreclosure Date, shall not affect the right of Servicer to take those actions required to implement the Majority Instructions at the time of the Foreclosure Sale.

d.

Unless Servicer has proposed alternative bidding instructions in the Foreclosure Notice or has received one or more Lender Bid Proposals prior to the Lender Bid Deadline, Servicer shall be authorized to instruct the Foreclosure Agent at the Foreclosure Sale to conduct the Foreclosure Sale as follows (the “Default Bid Instructions”): (i) a reasonable starting bid for the Security Property shall be determined by the Servicer and the Foreclosure Agent in light of the outstanding Secured Debt Notes, and the type and location of the Security Property being sold; (ii) an initial credit bid by the Lenders shall be authorized in the amount of such starting bid; (iii) the Lenders’ credit bid shall be increased by the minimum bid amount required to enter a bid greater than any competing third-party bids up to a maximum bid equal to the Lenders’ Full Credit Bid; and (iv) the Lenders bidding shall discontinue when either the Lenders’ credit bid is sufficient to purchase the Security Property or the trustee receives a competing bid in excess of the Full Credit Bid. In no event shall Servicer; without the express written approval of a Lender Majority, instruct the trustee or the Foreclosure Agent at the Foreclosure Sale to either: (i) place a bid on the Lenders’ behalf which exceeds the Full Credit Bid; or (ii) accept a competing bid for the Security Property in an amount which is less than the Full Credit Bid available to the Lenders.

e.

Notwithstanding any provision of this Section 12 to the contrary, if at any time prior to the Foreclosure Sale, Servicer is unclear on the appropriate bidding instructions to be utilized in the Foreclosure Sale, Servicer may postpone the Foreclosure Sale until clear directions from the Lender Majority are received. Lender acknowledges and agrees that Servicer shall not be liable to the Lender for any claims or damages resulting from any action taken by Servicer in accordance herewith.

13.

Judicial Foreclosure Sale: Servicer shall not initiate judicial foreclosure proceedings against the Issuer without the express consent of a Lender Majority. If, following an Event of Default, Servicer reasonably believes that a judicial foreclosure and proceedings against the Issuer may be in the best interests of the Lenders, Servicer may engage legal counsel on the Lenders’ behalf for the sole purpose of reviewing the Offering Documents, the Subscription Agreement(s), the Mortgage,

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and assessing the rights of the Lenders with respect to a judicial foreclosure and attending a meeting with the Lenders to provide the Lenders with an overview of the potential costs and benefits of proceeding with a judicial foreclosure (a “Judicial Foreclosure Meeting”). Any fees and costs incurred to present the Judicial Foreclosure Meeting shall be Loan Expenses incurred by the Lender(s), whether or not a Lender Majority ultimately decides to pursue a judicial foreclosure action.

14.

Transfer of Security Property; Transfer Entity:

a.

If ownership of the Security Property shall be acquired by the Lenders as a consequence of a default by the Issuer under the Offering Documents, whether such transfer is by judicial or non-judicial foreclosure, or by a deed in lieu of foreclosure (a “Transfer”), the grantee of the deed at the closing of the Transfer shall be one of the following, as determined by Servicer and approved by a Lender Majority: (i) Servicer, in trust and as trustee for the Lenders, (ii) Servicer, as nominee or agent for the Lenders, (iii) the Lenders, as tenants in common according to their ownership interest in the Secured Debt Notes, or (iv) a Transfer Entity that is formed and capitalized in accordance with subsection (b) below. If Servicer should take title to the Security Property in trust and as trustee for the Lenders or as nominee or agent for the Lenders as set forth in (i) and (ii), hereto, Servicer shall have only those duties and obligations expressly provided for in this Agreement.

b.

The Servicer may determine due to liability, tax or other considerations that it would be advantageous to the Lenders to hold title to the Security Property following a Transfer in a limited liability company, a limited partnership or another type of business entity formed for the purpose of holding title pending sale of the Security Property (a “Transfer Entity”). In such case, Servicer shall distribute to the Lender a copy of a proposed operating agreement, limited partnership agreement or other form of document governing the terms and conditions applicable to the Transfer Entity (the “Transfer Entity Agreement”) for approval by a Lender Majority. The Transfer Entity Agreement shall provide for the capitalization of the Transfer Entity through each Lender’s contribution of her, her or its Secured Debt Note Interests in the Loan, or (if formed following a Transfer), the Security Property which the Lenders will assign to the Transfer Entity in exchange for an equity interest in the Transfer Entity equal to each Lender’s then current fractional interest in the outstanding Secured Debt Notes. The terms contained in the Transfer Entity Agreement shall be structured such that following the Transfer to the Transfer Entity the Lenders and Servicer shall retain all material rights and obligations existing under this Agreement as of the date of the Transfer including, but not limited to (i) all rights to distributions payable under Section 18 including the retention of all priorities and subordinations related to any Assessments and/or Super Priority Assessments made as of the date of the Transfer, (ii) all fees and other compensation payable to the Servicer or to any Lender as of the Transfer and to be earned in the future; (iii) ongoing additional capital contribution requirements materially similar to the Loan Expense and the Servicer reasonably material to a Lender’s decision to purchase his, her or its Interests at the time such investment decision was made.

c.

So long as the Transfer Entity Agreement is approved by a Lender Majority, and meets the requirements set forth in subsection (b) above, each Lender (including Lenders that did not consent to the action approved by a Lender Majority) shall be required to execute

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4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

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and deliver any documents reasonably necessary in Servicer’s good faith judgment to effectuate the Transfer, including execution of any assignments of their Secured Debt Note Interests in exchange for equity interests in the Transfer Entity. Upon the failure of any Lender to execute any document required by this Section 14(c), Servicer shall have the right to execute such documents as Lender’s attorney-in-fact pursuant to the Power of Attorney granted pursuant to Section 31 hereof. Additionally, the failure of any Lender to execute any such document shall be a breach of the terms of this Agreement by such Lender entitle Servicer and/or the other Lenders to pursue any legal, equitable or other rights against such Lender for any damages caused by reason of such breach.

15.

Actions Requiring Consent of Lender Majority:

a.

Except as provided in subsection (c) below, Servicer agrees that it shall not take any of the following actions without receiving the prior written approval of a Lender Majority in accordance with the notice provisions set forth in Section 27:

i.

Forbear from filing a Notice of Default and Election to Sell under the power of sale contained in the Mortgage for more than six months;

ii.

Forgive any principal or regular interests owing under the Terms of the Offering (but Servicer shall have authority to waive or forgive late charges and default interest, if any);

iii.

Modify the terms of the Loan as set forth in the Offering Documents;

iv.

Taking any action in furtherance of a judicial foreclosure (as opposed to foreclosure under the power of sale) other than as required in connection with arranging a Judicial Foreclosure Meeting in accordance with Section 13; or

v.

Any other action expressly requiring the affirmative approval of a Lender Majority under the terms of this Agreement.

b.

Servicer shall promptly relay to each Lender for such Lender’s review and approval, or disapproval, the terms of any proposals discussed in this Section 15 by giving the Lenders’ notice in accordance with the provisions of Section 27 below. The failure of Servicer to receive any Lender’s written disapproval of the terms of any proposals within TEN DAYS after the effective date of such notice (as set forth herein) shall be deemed to constitute such Lender’s disapproval of such terms.

c.

Notwithstanding any provision to the contrary in this Agreement, the Manager shall have the authority to take any action otherwise subject to the approval rights granted to the Lenders hereunder without the consent or approval of any Lender or a Lender Majority so long as such action is deemed by the Servicer at the time the action is taken to be (i) required for protection of the interests of the Lenders in the Loan or the Security Property; and (ii) delaying such action in order to obtain the affirmative consent of the Lender Majority under this Agreement would be to the detriment of the Lenders’ interests in the Loan or the Security Property (an “Emergency Action”). Any expenses incurred by the Servicer taking an Emergency Action shall be payable by the Lenders as a Protective Advance in accordance with Section 11 above.

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

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16.

Waiver of Foreclosure Rights and Right to Partition: Each Lender acknowledges that he, she or it will become a “tenant-in-common” in the event of a Transfer, and that Lenders shall hold either a direct interest or a beneficial interest in the Security Property in accordance with their fractional interest in the total outstanding number of Secured Debt Notes from the Offering. Each Lender acknowledges that he, she or it has appointed Servicer as Lender’s Agent to (i) protect Lender’s interest in and enforce Lender’s rights and remedies under the Terms of the Offering, and (ii) manage, refinance and/or sell the Security Property following a Transfer. Each Lender also acknowledges that a Lender Majority may direct such enforcement and management efforts. Accordingly, as a material part of the consideration for Servicer and the other Lenders to enter into this Agreement, each Lender hereby waives and relinquishes during the term of this Agreement (i) any right such Lender may have to institute foreclosure proceedings under the Mortgage on such Lender’s own initiative or to otherwise pursue separately such Lender’s rights and remedies under the Terms of the Offering separately from the other Lenders, and (ii) any right such Lender may have to seek a partition of the Security Property after the occurrence of a Transfer.

17.

Managing an Equity Interest: In the event Lender becomes a direct or indirect owner of the Security Property after a Transfer, Lender hereby authorizes Servicer to manage the Security Property or to retain, on behalf of all Lenders or other entity owning the Security Property, the services of a third party property manager and, in connection therewith, to do the following:

a.

To receive any and all rents and/or other payments due Lender from the Security Property.

b.

To the extent applicable, to endorse to the Trust Account any checks or money orders payable to Lender and to immediately deposit the same into the Trust Account in the name of the Servicer, as agent for the Lenders. The Lenders acknowledge that they shall not receive any interest on funds held in the Trust Account.

c.

To transmit to Lender, the Lender’s portion of such rents and/or other payments after paying all expenses of the Security Property and all expenses or fees payable in accordance with Section 21(b).

d.

To transfer funds held in the Trust Account to the Transfer Entity.

e.

To take any other action which Servicer deems necessary or convenient to the collection and managing of the Security Property including, but not limited to, acquiring insurance, instituting eviction proceedings, securing the Security Property from vandalism or taking such other actions as Servicer deems necessary or desirable to protect the Security Property unless in the good faith.

f.

To pay, on behalf of the Lenders, any senior liens, taxes, insurance, payment for repairs or renovation, or to otherwise protect the Security Property or enforce the Lender’s rights hereunder, which will be repaid to Servicer as provided in Section 21(b) below, and Servicer is hereby authorized to reimburse itself for such amounts from any funds it holds for the benefit of Lender. Servicer is neither obligated to make any such payment on behalf of Lender, nor to continue making such payments should it elect to do so. Lender hereby agrees to hold Servicer harmless for Lender’s failure to make any advance to a

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

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senior encumbrance or any other advance that is necessary to protect the Security Property when notified by Servicer of the default, or the need for said advance.

18.

Appointment as Property Manager / Broker: The Lenders and Servicer agree that, following the occurrence of a Transfer, Servicer or Servicer’s affiliate, shall have the right to (i) serve as the sole property to provide all or a portion of such services, (ii) serve as exclusive mortgage broker for the Lenders with respect to the Security Property as provided in Section 20(a) below, (iii) serve as the exclusive listing broker for the Security Property for the Lenders with respect to any subsequent sale of the Security Property as provided in Section 20(b) below, and (iv) undertake such other obligations as Servicer shall agree to undertake and as shall be approved in writing by a Lender Majority. The exclusive listing and brokerage appointments made in clauses (ii) and (iii) above shall be effective for the 36-month period following the date of Transfer during which period Servicer shall use its diligent good faith efforts to refinance and/or sell the Security Property, as may be appropriate, in accordance with the provisions of Section 17 below. Servicer shall have no management or other obligations with respect to the Lenders and the Security Property following the occurrence of a Transfer except as contained in this Agreement.

19.

Insurance / Security / Maintenance: Following the occurrence of a Transfer, Servicer shall make reasonable efforts to (i) obtain and/or maintain liability insurance with respect to the Security Property in such amounts as are customarily maintained on properties similar to the Security Property, (ii) if there are improvements on the Security Property, obtain and/or maintain insurance against loss or damage by risks of the type covered by the board form of extended coverage for the full replacement value of the improvements, as well as worker’s compensation and other forms of insurance if deemed necessary by Servicer, (iii) take reasonable security precautions to protect the Security Property from damage and the Lenders from liability to trespassers who may enter onto the Security Property, and (iv) provide a minimum level of maintenance of the Security Property.

20.

Refinance or Sale of Security Property: In case of a Transfer, Servicer or its affiliate, shall have authority to refinance, sell or refinance in part and sell in part all or any portion of the Security Property as Servicer or its affiliate, deems in its reasonable business judgment to be in the best interest of Lenders, unless directed by a Lender Majority.

a.

With respect to a refinance of all or any part of the Security Property, Servicer or its affiliate, shall be entitled to a brokerage fee equal to the amount of commission usual and customary for the arranging of loans secured by properties similar to the Security Property. Such a commission, together with all other costs relating to such a refinancing, shall be deducted from the proceeds of such refinancing. Servicer’s brokerage fee will be reduced on a dollar-for-dollar basis to pay any brokerage fees owing to third parties in connection with the refinance of the Security Property, but not below zero.

b.

With respect to any efforts to sell all or any portion of the Security Property, Servicer or its affiliate shall provide periodic reports to the Lenders that briefly describe the marketing activity conducted by Servicer or its affiliate, for the applicable period. The Lenders agree that Servicer or it affiliate, shall be entitled to a sales commission when all or any portion of the Security Property is sold equal to the amount of commission usual and customary for the sale of properties similar to the Security Property. Servicer’s sales commission, together with all other costs relating to such a sale, shall be deducted from the proceeds of such sale. This sales commission shall be reduced on a dollar-for-dollar basis to pay

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

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any sales commissions owing to third parties in connection with a sale of the Security Property, but not below zero. The Lenders acknowledge and agree that Servicer or an affiliate of Servicer may offer to purchase the Security Property following a Transfer. Such an offer shall not be accepted unless a Lender Majority shall have consented in writing to the terms of such offer, as provided in Section 19 below; provided, however, that is Servicer, or its affiliate is also a Lender, then the Interests of Servicer or such affiliate of Servicer shall be disregarded for all purposes of calculating the Lender Majority.

21.

Distribution of Proceeds: All Loan Proceeds or Property Proceeds received by Servicer shall be payable to the Servicer and the Lenders in accordance with the following:

a.

Except to the extent reserved by the Servicer under this Agreement, all Loan Proceeds received prior to the occurrence of an Event of Default by the Issuer, shall be distributed within 25 days of Servicer’s receipt there of as follows:

i.

First, to the Servicer in the amount of the Servicing Fee payable to the Servicer pursuant to Section 5 of this Agreement; and

ii.

Thereafter, to the Lenders, starting with the lowest Secured Debt Note Number outstanding and proceeding in numerical order through all outstanding Secured Debt Notes, stopping only when (i) all outstanding interest has been paid to all holders of outstanding Secured Debt Notes, or (ii) until a time when monies received by the Issuer has been depleted.

b.

Following an Event of Default, any Loan Proceeds or Property Proceeds collected by the Servicer shall be applied by the Servicer and/or paid to the Lenders and the Servicer in the following order of priority:

i.

First, to the Servicer in an amount equal to all accrued and unpaid Servicing Fees, Management Fees or unpaid Protective Advances made by the Servicer and any other fees reimbursements or other amounts payable to the Servicer pursuant to this Agreement, plus interest thereon at any Priority Rate;

ii.

Second, to the Lenders, all accrued and unpaid interest, starting with the lowest Secured Debt Note Number outstanding and proceeding in numerical order through all outstanding Secured Debt Notes, stopping only when (i) all outstanding interest has been paid to all holders of outstanding Secured Debt Notes, or (ii) until a time when monies received by the Issuer has been depleted.

iii.

In the event of a Transfer, to the Lender, pro rate based upon their Fractional Interests.

22.

Approval of Sale / Refinance:

a.

Servicer may enter into any proposed sale or refinance of the Security Property without first obtaining the written consent of any of the Lenders if both of the following conditions are satisfied: (i) the cash proceeds available at the closing of such a proposed sale or refinance are sufficient to pay each Lender their entire investment in the Secured Debt

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4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

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Notes plus all accrued interest through the date of closing; and (ii) the prospective purchaser is not the Servicer or any affiliate or the Servicer.

b.

With respect to any proposed sale or refinance other than as described in Section 20(a) above, Servicer shall promptly forward the terms of such sale or refinance to the Lenders for their review and approval, which approval must be received by Servicer within a period of time specified by the Servicer. The failure of Servicer to receive any Lender’s written approval of the terms of such sale or refinance within the specified time period shall constitute such Lender’s disapproval of such terms. If approval is required pursuant to Section 20 of this Agreement, a Lender Majority must give their written approval before Servicer is authorized to enter into such proposed sale or refinance. If the proposed sale is to Servicer or its affiliate, any Interests held by Servicer and its affiliates shall be disregarded for all purposes of calculating the Lender Majority.

c.

With respect to any proposed sale or refinance that Servicer is authorized to enter into pursuant to this Section 22. Servicer is authorized as the agent of the Lenders to negotiate, execute and deliver such documents and instruments as are necessary to effectuate such sale or refinance so long as the terms of such documents and instruments are consistent with the terms of the authorized sale or refinance. The Lenders agree that Servicer may, in anticipation of the occurrence of a Transfer, solicit and negotiate offers to sell or refinance the Security Property prior to such Transfer. No such sale or refinance of the Security Property, however, shall become effective until the Transfer has occurred and the Lenders have approved the terms of such sale or refinance as provided for in this Agreement.

23.

Termination of Agreement. This Agreement is terminable in accordance with the following:

a.

This Agreement may be terminated by either the Servicer or a Lender Majority upon 30 days prior written notice as follows:

i.

The terminating party shall give the non-terminating party (which in the case of a termination by the Servicer shall include each of the Lenders) written notice of the termination of this Agreement pursuant to this Section 23(a) (a “Termination Notice”) which termination shall be effective 30 days following the date of the Termination Notice or any later date provided for in the Termination Notice (the “Termination Date”).

ii.

No Termination Notice delivered by the Lenders shall be effective unless such Termination Notice is executed by Lender’s representing at least a Lender Majority.

iii.

Upon termination by Lenders or Servicer pursuant to Subsection (a) above, Issuer or Lenders shall be required to pay Servicer an amount equal to the sum of (i) any and all Servicing Fees accrued but unpaid as of the Termination Date; plus (ii) any Management Fees accrued but unpaid as of the Termination Date; plus (iii) any Protective Advances and any other sums advanced by the Servicer on behalf of the Lenders, plus interest thereon at any Priority Rate through the Termination Date;

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4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

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iv.

Following the delivery of a Termination Notice by Servicer or a Lender Majority, Servicer shall take no further actions in connection with the Loan except as directed, in writing, by a Lender Majority; and

v.

Following the delivery or receipt of a Termination Notice by the Lenders, the Lenders shall have the sole responsibility to identify and retain a substitute Loan Servicer or other agent to act for the Lenders in connection with the Loan (a “Replacement Agent”) and to notify the Servicer of the retention of such Replacement Agent on or before the Termination Date. If a Lender Majority fails to notify Servicer of the appointment of a Replacement Agent by the Termination Date, then Servicer shall be authorized to: (i) distribute any undisbursed funds held for the benefit of the Lenders (less any amounts payable to the Servicer in accordance with subsection (c), above) to the Lenders in accordance with their Fractional Interests in Secured Debt Notes in the Loan or Equity in the Subject Property, or as otherwise required in this Agreement; and (ii) deliver all Loan Files in Servicer’s possession to the Lender holding the greatest percentage of Secured Debt Notes in the Loan or Fractional Equity Interests in the Subject Property, or any other party identified by a Lender Majority on or prior to the Termination Date.

vi.

Unless sooner terminated pursuant to subsection (a), above, this Agreement shall automatically terminate upon the occurrence of any of the following:

1.

All principal, interest and all other sums owing under the Loan Documents (the Offering and Subscription Agreements) have been paid in full and distributed to the Lenders in accordance with this Agreement;

2.

A Lender Majority shall have accepted in writing other consideration in full satisfaction of all amounts owing to all Lenders under the Loan Documents (the Offering and Subscription Agreements); or

3.

Each and every Lender has assigned his, her or its Secured Debt Notes to a Transfer Entity governed by a Transfer Entity Agreement which expressly terminates the terms of this Agreement.

24.

Limitation of Liability; Indemnity: The Lenders hereby release Servicer and its affiliates and their Officers, Directors, Shareholders, Employees and Agents (“Service Parties”) from any and all actions, liabilities, damages, claims, suits and demands of every kind, nature and description that the Lenders may hereafter acquire against the Servicer Parties arising out of any acts or omissions of the Servicer Parties under this Agreement, so long as the Servicer Parties are acting in good faith under this Agreement, are not grossly negligent and have not engaged in willful misconduct. Additionally, each Lender hereby agrees, but only to the extent of such Lender’s Interest in the Secured Debt Notes or any Factional Interest in the Subject Property, to indemnify, defend and hold the Servicer Parties harmless from and against any and all losses, claims, liabilities, costs and expenses threatened against or incurred by the Servicer Parties not covered by insurance and arising out of or in connection with any acts or omissions of the Servicer Parties under this Agreement, so long as the Servicer Parties are acting in good faith under this Agreement, are not grossly negligent and have not engaged in willful misconduct. The provisions of Section 20 shall survive the termination of this Agreement.

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

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25.

Return of Principal and Interest: Nothing contained in this Agreement or any other agreement between the Lenders and the Servicer Parties with respect to the Secured Debt Notes or the Security Property is intended, nor shall it be construed to be, as any type of representation, warranty or guaranty whatsoever by the Servicer Parties that the Secured Debt Notes are collectible, that any Lender shall ultimately receive his, her or its entire unpaid principal balance, accrued interest and costs with respect to the Secured Debt Notes and the Mortgage, or that the equity in the Security Property is sufficient to protect such Lender’s investment.

26.

Reliance on Third Parties: Every document or instrument executed by Servicer pursuant to the terms and provisions of this Agreement and the Loan Documents (the Offering and the Subscription Agreements) and in connection with the Loan Documents (the Offering and the Subscription Agreements) or Security Property shall be conclusive evidence in favor of every person relying upon or claiming under any said document or instrument: (i) that at the time of delivery thereof, the agency or trust created by this Agreement was in full force and effect; (ii) that such document or instrument was executed in accordance with the terms, conditions and limitations contained in this Agreement, and (iii) that Servicer was duly authorized and empowered to execute and deliver every such document or instrument.

27.

Notice: All payments, notices and other documents or communication required or contemplated under this Agreement shall be given in the manner provided in this section as follows:

a.

Notices from Lender to Servicer shall be made either by mail or by electronic transmission (i.e., email) at the addresses set for below:

AltaVista Capital Markets, LLC

4050 Glencoe Avenue

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Marina Del Rey, California 90292

Email: Steve@AltaVista-Cap.com

b.

Notices from Servicer to Lender shall be made at the address of such Lender (including, as applicable, any email address) provided to Servicer in the Subscription Agreement. Such addresses may be changed by giving notice to the Servicer of such change of address in the manner provided herein,

c.

Unless otherwise notified by Lender that notifications and other communications to Lender under this Agreement should not be made by email transmission, Servicer shall send all notices to Lender (including any proposed actions subject to the approval of a Lender Majority) by email transmission unless Servicer determines, in its direction, that such notice or the information included therewith is too cumbersome or other not appropriate for such transmission. All email notifications made to Lender shall be sent to the email address listed by the Lender in the Subscription Agreement or such email address provided to Servicer in the manner provided herein. Email transmission notifications shall be deemed given 48 hours after the original email transmission was sent by the sender so long as sender has not received a delivery default notification or similar notification of non-transmittal within such two-day period.

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

d.

Any payments, notices or other documents or communications not made by email transmission pursuant to subsection (c), above, shall be deemed given (i) when hand-delivered, or (ii) 48 hours after being deposited in the United States Post Office, first class mail, postage prepaid; or (iii) one Business Day after being deposited with a nationally-recognized overnight courier service.

28.

Responsibility for Payments: Servicer shall not be liable to any Lender for the failure of such Lender to receive any payment, notice or other document or communication if such Lender should change its address without notifying Servicer in the manner provided herein. Should Servicer be put on notice by any Lender of conflicting claims as to the right to any proceeds, Servicer may retain such proceeds, without liability or interest thereon, until such time as Servicer is satisfied that such conflict is resolved, or, in the alternative, Servicer may interplead the claimants and if Servicer so interpleads or if Servicer is made a party to any other suit between such claimants, the Lenders agree that Servicer may deduct from any amounts owing to such Lender with respect to his, her or its Interest in the Secured Debt Notes or Fractional Interest in the Subject Property, all costs, expenses and reasonable attorney’s fees suffered or incurred by Servicer as a result thereof.

29.

Governing Law: This Agreement shall be governed by and construed in accordance with the Laws of the State of California.

30.

Counterparts; Third Party Beneficiaries: This Agreement and/or the signature page hereto may be executed in any number of counterparts and each counterpart hereof shall constitute an original document. In addition, this Agreement and all other Servicing Agreements executed by Servicer and other Lenders with respect to the Loan shall constitute one and the same Agreement, and are acknowledged to have been entered into with the intent to benefit each such other Lender. All such Agreements shall be enforceable by any one or more other Lenders with respect to the Loan as if all Lenders were parties to each separate Servicing Agreement.

31.

POWER OF ATTORNEY: The Lenders hereby grant to Servicer an irrevocable special power of attorney, coupled with an interest, to perform all acts that Servicer is authorized to perform on behalf of the Lenders pursuant to this Agreement including, without limitation, the power and authority to calculate and submit loan payoff demands, to receive loan payoffs on behalf of the Lenders, to execute on behalf of Lenders any request for reconveyance of the Mortgage that may be appropriate upon any such loan payoff, to execute any substitution of trustee under the Mortgage that the Servicer deems appropriate to enforce the terms of the Loan Documents (Offering Documents and Subscription Agreements), to take title to the Subject Property as trustee or nominee for the Lenders, to cause title to the Security Property to be taken in the name of all Lenders as tenants in common or in the name of a Transfer Entity and to manage, encumber and sell the Security Property on behalf of the Lenders as provided in this Agreement. Without limiting the foregoing, Servicer is expressly authorized to do any of the following on behalf of all Lenders (subject to any applicable approval rights (if any) of a Lender Majority if and to the extent expressly provided elsewhere in this Agreement): execute requests for reconveyance,, file notices of default, select a foreclosure agent, make demands, request substitutions of trustees, seek a receiver, publish and record notices of sale, file complaints, obtain judgments and deficiency judgments, seek relief from any stay of foreclosure proceedings or defend any litigation which seeks to restrain such foreclosure sale and otherwise conduct judicial or non-judicial foreclosure proceedings; file, prosecute and defend legal actions and otherwise enforce the terms of the Loan Documents; employ attorneys, accountants, appraisers

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com

and other third parties; obtain market studies and other reports; and enter into contracts for, and execute documents in connection with the refinancing, sale or operation of the Security Property, including the execution of deeds of trust or grant deeds and enter into subordination agreements with other lenders or lien holders on the Security Property.

Lender acknowledges that the effect of granting the power of attorney set forth above is to give the Servicer the right and authority to execute, on Lender’s behalf, all documents required in the furtherance of Servicer’s obligations under this Agreement including, but not limited to, any actions approved by a Lender Majority (if required), whether or not Lender has approved of such action.

LENDER HAS READ CAREFULLY AND UNDERSTANDS THE FOREGOING POWER OF ATTORNEY PROVISIONS AND THEIR EFFECT.

________

_______

  (Initial)

  (Initial)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LENDER:

_______________________________________

Name: _________________________________

SERVICER:

ALTAVISTA CAPITAL MARKETS, LLC

a California Limited Liability Company

By: ___________________________________

Name: _________________________________

Its: ____________________________________

AltaVista Capital Markets, LLC

4050 Glencoe Avenue, Unit 210, Marina Del Rey, California 90292

Direct: 310-562-3486  /  Email: Corporate@AltaVista-Cap.com

http://www.NanocapMarket.com / http://www.MicrocapMarket.com /

http://www.AltaVistaCapitalMarkets.com